PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                   For the Nine Months Ended
                                                         September 30,
                                                -------------------------------
                                                      2006           2005
                                                ---------------- --------------
                                                    (Amounts in thousands)
Net income...................................       $ 324,259      $ 333,021
   Add: Minority interest in income..........          24,477         26,355
   Less: Minority interest in income which do
     not have fixed charges..................         (11,627)       (12,575)
   Less: Equity in earnings of investments...          (9,208)       (20,382)
   Add: Cash distributions from investments..          15,049         17,015
   Less: Impact of discontinued operations...          (2,404)        (6,536)
                                                ---------------- --------------
Adjusted net income..........................         340,546        336,898
   Interest expense..........................          12,752          5,928
                                                ---------------- --------------
Total earnings available to cover fixed charges     $ 353,298      $ 342,826
                                                ================ ==============
Total fixed charges - interest expense (a)...       $  14,351      $   7,982
                                                ================ ==============
Cumulative preferred stock dividends.........       $ 159,256      $ 126,286
Preferred partnership unit distributions.....          13,652         12,556
Allocations pursuant to EITF Topic D-42......          21,643          2,778
                                                ---------------- --------------
Total preferred distributions................       $ 194,551      $ 141,620
                                                ================ ==============
Total combined fixed charges and preferred
  stock distributions........................       $ 208,902      $ 149,602
                                                ================ ==============
Ratio of earnings to fixed charges...........          24.62x         42.95x
                                                ================ ==============
Ratio of earnings to combined fixed charges..           1.69x          2.29x
                                                ================ ==============



                                                                   For the Year Ended December 31,
                                                 ---------------------------------------------------------------------------
                                                      2005           2004            2003           2002            2001
                                                 -------------  --------------   ------------    -----------    ------------
                                                                      (Amounts in thousands)
Net income...................................      $ 456,393       $ 366,213      $ 336,653       $ 318,738      $ 324,208
   Add: Minority interest in income..........         32,651          49,913         43,703          44,087         46,015
   Less: Minority interest in income which do
     not have fixed charges..................        (15,161)        (17,099)       (13,610)        (14,307)       (11,243)
   Less: Equity in earnings of investments...        (24,883)        (22,564)       (24,966)        (29,888)       (38,542)
   Add: Cash distributions from investments..         23,112          20,961         17,754          19,496         24,124
   Less: Impact of discontinued operations...         (6,590)            707         (4,094)         11,593          1,372
                                                 -------------  --------------   ------------    -----------    ------------
Adjusted net income..........................        465,522         398,131        355,440         349,719        345,934
   Interest expense..........................          8,216             760          1,121           3,809          3,227
                                                 -------------  --------------   ------------    -----------    ------------
Total earnings available to cover fixed charges    $ 473,738       $ 398,891      $ 356,561       $ 353,528      $ 349,161
                                                 =============  ==============   ============    ===========    ============
Total fixed charges - interest expense (a)...      $  11,036       $   4,377      $   7,131       $  10,322      $  12,219
                                                 =============  ==============   ============    ===========    ============
Cumulative preferred stock dividends.........      $ 173,017       $ 157,925      $ 146,196       $ 148,926      $ 117,979
Preferred partnership unit distributions.....         16,147          30,423         26,906          26,906         31,737
Allocations pursuant to EITF Topic D-42......          8,412          10,787          7,120           6,888         14,835
                                                 -------------  --------------   ------------    -----------    ------------
Total preferred distributions................      $ 197,576       $ 199,135      $ 180,222       $ 182,720      $ 164,551
                                                 =============  ==============   ============    ===========    ============
Total combined fixed charges and preferred
  stock distributions........................      $ 208,612       $ 203,512      $ 187,353       $ 193,042      $ 176,770
                                                 =============  ==============   ============    ===========    ============
Ratio of earnings to fixed charges...........         42.93x          91.13x         50.00x          34.25x         28.58x
                                                 =============  ==============   ============    ===========    ============
Ratio of earnings to combined fixed charges..          2.27x           1.96x          1.90x           1.83x          1.98x
                                                 =============  ==============   ============    ===========    ============

                                   Exhibit 12

                              PUBLIC STORAGE, INC.
  EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

Supplemental Disclosure of Ratio of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") to Fixed Charges (a):


                                                   For the Nine Months Ended
                                                         September 30,
                                                  ----------------------------
                                                      2006           2005
                                                  -------------  -------------

Net Income...................................       $ 324,259      $ 333,021
Add - Depreciation and amortization (including
discontinued operations).....................         212,256        144,224
Less - Depreciation allocated to minority
interests....................................          (1,631)        (3,146)
Add - Depreciation included in equity in
  earnings of real estate entities...........          28,751         26,265

Add - Minority interest - preferred .........          13,652         13,430
Add - Interest expense ......................          12,752          5,928
                                                  -------------  -------------
EBITDA available to cover fixed charges (b)..       $ 590,039      $ 519,722
                                                  =============  =============
Total fixed charges - interest expense (a)...       $  14,351      $   7,982
                                                  =============  =============
Preferred stock dividends....................       $ 159,256      $ 126,286
Preferred partnership unit distributions.....          13,652         12,556
   Allocations pursuant to EITF Topic D-42...          21,643          2,778
                                                  -------------  -------------
Total preferred distributions................       $ 194,551      $ 141,620
                                                  =============  =============
Total combined fixed charges and preferred
  stock distributions........................       $ 208,902      $ 149,602
                                                  =============  =============
Ratio of EBITDA to fixed charges.............           41.11x         65.11x
                                                  =============  =============
Ratio of EBITDA to combined fixed charges and
  preferred stock distributions..............            2.82x          3.47x
                                                  =============  =============

Supplemental Disclosure of Ratio of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") to Fixed Charges (a):


                                                                      For the Year Ended December 31,
                                                   -------------------------------------------------------------------------
                                                       2005           2004            2003           2002            2001
                                                   ------------   -------------   ------------    ------------   -----------
                                                              (Amounts in thousands)
Net Income...................................       $ 456,393       $ 366,213      $ 336,653       $ 318,738      $ 324,208
Add - Depreciation and amortization (including
discontinued operations).....................         196,485         184,345        188,003         181,648        168,061
Less - Depreciation allocated to minority
interests....................................          (3,403)         (6,046)        (6,328)         (8,087)        (7,847)
Add - Depreciation included in equity in
  earnings of real estate entities...........          35,425          33,720         27,753          27,078         25,096

Add - Minority interest - preferred .........          17,021          32,486         26,906          26,906         31,737
Add - Interest expense ......................           8,216             760          1,121           3,809          3,227
                                                   ------------   -------------   ------------    ------------   -----------
EBITDA available to cover fixed charges (b)..       $ 710,137       $ 611,478      $ 574,108       $ 550,092      $ 544,482
                                                   ============   =============   ============    ============   ===========
Total fixed charges - interest expense (a)...       $  11,036       $   4,377      $   7,131       $  10,322      $  12,219
                                                   ============   =============   ============    ============   ===========
Preferred stock dividends....................       $ 173,017       $ 157,925       $146,196        $148,926      $ 117,979
Preferred partnership unit distributions.....          16,147          30,423         26,906          26,906         31,737
   Allocations pursuant to EITF Topic D-42...           8,412          10,787          7,120           6,888         14,835
                                                   ------------   -------------   ------------    ------------   -----------
Total preferred distributions................       $ 197,576       $ 199,135      $ 180,222       $ 182,720      $ 164,551
                                                   ============   =============   ============    ============   ===========
Total combined fixed charges and preferred
  stock distributions........................       $ 208,612       $ 203,512      $ 187,353       $ 193,042      $ 176,770
                                                   ============   =============   ============    ============   ===========
Ratio of EBITDA to fixed charges.............           64.35x         139.70x         80.51x          53.29x         44.56x
                                                   ============   =============   ============    ============   ===========
Ratio of EBITDA to combined fixed charges and
  preferred stock distributions..............            3.40x           3.00x          3.06x           2.85x          3.08x
                                                   ============   =============   ============    ============   ===========


     (a) EBITDA represents earnings prior to interest, taxes, depreciation, amortization, gains on sale of real estate assets and the impact of the application of EITF Topic D-42. This supplemental disclosure of EBITDA is included because financial analysts and other members of the investment community consider coverage ratios for real estate companies on a pre-depreciation basis.

                                   Exhibit 12